                                FORM OF WARRANT
                                ---------------

THIS WARRANT AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE.


                           EXERCISABLE ON OR BEFORE
                    5:30 P.M., NEW YORK TIME, JULY 2, 2001

No. W-                                                        500,000 Warrants
                                    WARRANT

         This Warrant certifies that ___________ or registered assigns, is the registered holder of 500,000 Warrants to purchase initially, at any time from July 1, 1998 until 5:30 P.M. New York time on July 2, 2001 ("Expiration Date"), up to 500,000 shares (the "Shares") of Common Stock, of Kaleidoscope Media Group, Inc., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $.25 per Share upon surrender of this Warrant and payment of the Exercise Price at the principal offices of the Company (presently located at 245 Park Avenue South, New York, New York 10010). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

                  No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                  Upon surrender of this Warrant with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price for the Shares, the registered holder of this Warrant ("Holder") shall be entitled to receive a certificate or certificates for the shares of Common Stock. The purchase rights represented by each Warrant are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of Common Stock). In case of the purchase of less than all of the securities purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender thereof and shall execute and deliver a new Warrant of like tenor for the balance of the securities purchasable thereunder.

                  For the purpose of this Warrant, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as it may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                  Upon the exercise of the Warrants, the issuance of certificates evidencing the shares of Common Stock or other securities, properties or rights underlying such Warrants shall be made forthwith without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions set forth below) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination. Upon each adjustment of the Exercise Price, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of Common Stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant shall provide for adjustments which shall be identical to the adjustments provided herein. The provisions of this paragraph shall similarly apply to successive consolidations or mergers.

                  Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal offices of the Company, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof.

                  The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights as the case may be.

                  The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants.

                  Nothing contained in this Warrant shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                           (a) the Company shall take a record of the holders
of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                           (b) the Company shall offer to all the holders of
its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                           (c) a dissolution, liquidation or winding up of the
Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                           (a) If to the registered Holder of the Warrants, to
the address of such Holder as shown on the books of the Company; or

                           (b) If to the Company, to 345 Park South, 2nd
Floor, New York, New York 10010 or to such other address as the Company may designate by notice to the Holders.

                  The Company and the Holders representing a majority of the Shares underlying the outstanding Warrants may from time to time supplement or amend this Warrant.

                  All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

                  This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws. The Company and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth above. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other part(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

                  This Warrant contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

                  If any provision of this Warrant shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

                  Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the registered Holder of this Warrant or the securities purchasable thereunder any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder of this Warrant or the securities purchasable thereunder.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed under its corporate seal.

Dated as of July 1, 1998
                                          KALEIDOSCOPE MEDIA GROUP, INC.


                                          By:
                                              --------------------------------
                                              Name:
                                              Title:
Attest:
----------------------------
________________, Secretary

                        [FORM OF ELECTION TO PURCHASE]



                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ shares of Common Stock of Kaleidoscope Media Group, Inc. and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of _______________________ in the amount of $___________, all in accordance with the terms hereof. The undersigned requests that each of the certificates evidencing such securities be registered in the name of _________________ whose address is __________________________ and that such certificates be delivered to
___________________ whose address is ____________________________.



Dated:           Signature:__________________________________________________
                 (Signature must conform in all respects to name of holder as specified on the face of the Warrant.)


                 (Insert Social Security or Other Identifying Number of Holder)

                             [FORM OF ASSIGNMENT]


               (To be exercised by the registered holder if such holder
                   desires to transfer the Warrant.)



         FOR VALUE RECEIVED
hereby sells, assigns and transfers unto

                 (Please print name and address of transferee)

this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ Attorney, to transfer the within Warrant on the books of the within-named Company, and full power of substitution.



Dated:         Signature:__________________________________________________
               (Signature must conform in all respects to name of holder as specified on the face of the Warrant.)

               (Insert Social Security or Other Identifying Number of Assignee)